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                                                                    Exhibit 23.3

                          Independent Auditors' Consent

The Board of Directors
Valtra, Inc.:

We consent to the use of our report dated December 29, 2003, with respect to the combined balance sheets of Valtra Group as of December 31, 2001, June 30, 2002 and December 31, 2002, and the related combined statements of operations and cash flows for the years ended December 31, 200 and 2001 and the periods from January 1, 2002 to June 30, 2002 (predecessor) and from July 1, 2002 to December 31, 2002 (successor), incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.


                                              KPMG WIDERI OY AB

                                              /s/ Soveig Tornroos-Huhtamaki

                                              Soveig Tornroos-Huhtamaki
                                              Authorized Public Accountant


Helsinki, Finland
March 11, 2004